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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 9, 2003 Date of Report (Date of earliest event reported)	0-29768 Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3995672 (I.R.S. Employer Identification Number)

1250 Broadway
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant's telephone number, including area code)

Item 5.    Other Events.

        On January 9, 2003, 24/7 Real Media, Inc. (the "Company") issued a press release announcing that it has amicably settled an action the Company brought against, and entered into a license agreement with, ValueClick, Inc. and Mediaplex, Inc. The press release is filed as Exhibit 5.1 hereto and is hereby incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

    Not applicable.

          (b)  Pro Forma Financial Statements.

    Not applicable.

          (c)  Exhibits.

          5.1  Press release issued by 24/7 Real Media, Inc. on January 9, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.
Date: January 9, 2003	By:	/s/ MARK E. MORAN
Name: Mark E. Moran Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
5.1	Press release issued by 24/7 Real Media, Inc. on January 9, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX